UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2008

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
 ( Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers.

On April 14, 2008, Michael Wright notified the Board of Directors (the "Board") of Rudolph Technologies, Inc. (the "Company") that he has decided not to stand for re-election at the Company's 2008 Annual Meeting of Stockholders in May. Mr. Wright informed the Board he has made this decision due to increasing demands on his availability.

Mr. Wright has served as a director of the Company since its merger with August Technology Corporation in February 2006 and prior to that was a director with August Technology since March of 2000.  Mr. Wright is a member of the class of directors whose term expires at the Company's 2008 Annual Meeting of Stockholders and will continue to serve as a member of the Board until such meeting. Mr. Wright has informed the Board that his decision was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: April 16, 2008	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer